Exhibit (H)(12)

SEVENTEENTH AMENDMENT TO LOAN AGREEMENT

THIS SEVENTEENTH AMENDMENT TO LOAN AGREEMENT is made and entered into effective as of this 8th day of November, 2019 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the “Bank”), and THOMPSON IM FUNDS, INC., a Wisconsin corporation, with its address at 1255 Fourier Drive, Suite 200, Madison, Wisconsin 53717 (the “Borrower”), on behalf of the Thompson Bond Fund (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower entered into a loan agreement originally effective as of October 1, 2004, as amended (the “Loan Agreement”); and

WHEREAS, the parties wish to amend the Loan Agreement to extend the maturity date and the available facility (this amendment herein sometimes called the “Seventeenth Amendment”).

NOW, THEREFORE, the parties agree as follows:

1.            Changes in Loan Facility.

(A)          The definition of “Anti-Corruption Laws” shall be added to Section 1(a) of the Loan Agreement and stated as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, it subsidiaries, or the Fund from time to time concerning or relating to bribery or corruption.

(B)          The definition of “Applicable Law” in Section 1(a) of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Applicable Law” shall mean and include laws, statutes, ordinances, and rules and regulations thereunder, and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, common law and orders, requests, directives, instructions and notices of any Governmental Authority having the force of law, and all related orders, writs, judgments, injunctions, decrees or awards to which the Borrower or the Fund shall or may be subject, including without limitation, any environmental laws, Anti-Corruption Laws and applicable Sanctions.

(C)          The definition of “Available Facility” in Section 1(a) of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Available Facility” shall mean at any time, the lesser of (i) One Hundred Sixty Million Dollars ($160,000,000.00), (ii) 5% of the Fund’s gross market value, or (iii) 33.33% of the market value (as determined solely by the Bank using consistently-applied valuation methods disclosed to the Borrower) of the unencumbered assets of the Fund (A) which are recorded on the Borrower’s books and records as belonging solely to the Fund and (B) which are not subject to segregation or any special purpose usage, and (C) as to which no third party has any pledge, security interest, lien or any other rights, and (D) which are held by the Bank as sole Custodian.

(D)          The definition of “Maturity Date” in Section 1(a) of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Maturity Date” shall mean, with respect to each Loan if the Bank (at its sole discretion) approves such a Loan to Borrower hereunder, the earlier of (a) the date that is forty-five (45) Business Days after the making of such Loan, or (b) in any case not later than November 6, 2020 (or the date of any extension of this Agreement or such Maturity Date in a writing signed by the Bank).

(E)          The definition of “OFAC” shall be added to Section 1(a) of the Loan Agreement and stated as follows:

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

(F)          The definition of “PATRIOT Act” shall be added to Section 1(a) of the Loan Agreement and stated as follows:

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

(G)         The definition of “Sanctioned Country” shall be added to Section 1(a) of the Loan Agreement and stated as follows:

“Sanctioned Country” means, at any time, any country or territory, which is itself the subject or target of any comprehensive Sanctions (currently including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(H)          The definition of “Sanctioned Person” shall be added to Section 1(a) of the Loan Agreement and stated as follows:

“Sanctioned Person” means, at any time, (a) any person, entity or group listed in any Sanctions-related list of designated persons, entities or groups maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU Member State, (b) any person, entity or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any person, entity or group 50% or more owned, individually or aggregately, directly or indirectly, by any of the above.

(I)            The definition of “Sanctions” shall be added to Section 1(a) of the Loan Agreement and stated as follows:

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury or other relevant sanction authority.

(J)           Section 4 of the Loan Agreement shall be amended to add the following new Section 4(o):

(o)       Anti-Corruption Laws; Anti-Terrorism Laws. The Borrower and the Fund (and their respective officers and employees and to the knowledge of the Borrower or the Fund any of their respective directors and agents) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect for itself and the Fund policies and procedures to ensure compliance by the Borrower, the Fund and their respective officers, employees, directors and agents with Anti-Corruption Laws and applicable Sanctions. Neither the Borrower nor the Fund is a Sanctioned Person. No Loan, use of proceeds of any Loan, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and the Fund are in compliance in all material respects with the PATRIOT Act.

(K)          Section 5(e) of the Loan Agreement shall be amended to add the following sentences after the first sentence of Section 5(e):

The Borrower and the Fund will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and the Fund, their respective subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower will not allow any tenants or subtenants to use its property for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.

(L)          Section 5(j) of the Loan Agreement shall be amended to add the following sentences after the first sentence of Section 5(j):

The Borrower will not request any Loan and the Borrower shall not use (and the Borrower shall ensure that its directors, officers, employees and agents shall not use) the proceeds of any Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of any Loan or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (1) to fund any activities or business of or with any individual or entity, or in any country or territory, that at the time of such funding is, or whose government is, the subject of Sanctions or (2) in any manner that would result in the violation of Sanctions by any individual or entity.

(M)         Section 5 of the Loan Agreement shall be amended to add the following new Section 5(v):

(v)       PATRIOT Act and Other Compliance. The Borrower and the Fund shall provide such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the PATRIOT Act and any anti-money laundering laws and regulations.

(N)          Section 8 of the Loan Agreement shall be amended to add the following new Section 8(l):

(l)       USA PATRIOT Act Notification. The following notification is provided to the Borrower and the Fund pursuant to Section 326 of the PATRIOT Act: The Bank hereby notifies the Borrower and the Fund that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Fund, which information includes the name and address of the Borrower and the Fund and other information that will allow the Bank to identify the Borrower and the Fund in accordance with the PATRIOT Act.

(O)         In connection with the above, the Borrower shall execute, in the form attached hereto as Exhibit A, an Amended and Restated Promissory Note, which Note shall hereafter be Exhibit A under the Loan Agreement. The Borrower and the Bank acknowledge and agree that the obligations of the Borrower to the Bank under that certain Amended and Restated Promissory Note dated November 9, 2018 in the original stated principal amount of $145,000,000.00 shall not be deemed canceled or satisfied, but shall now be deemed evidenced by the attached Amended and Restated Note, and such Note and the Loans evidenced thereby shall continue to be subject to the various provisions of the Loan Agreement. Upon the effectiveness of this Seventeenth Amendment, the term “Note” as used in the Loan Agreement and the other Loan Documents shall be deemed to refer to the new Amended and Restated Note.

2.            Effectiveness. This Seventeenth Amendment shall be effective upon delivery to the Bank of an original Seventeenth Amendment and the Amended and Restated Promissory Note, both duly executed by the Borrower. Agreement to extend the Maturity Date hereunder does not commit the Bank to make similar extensions in the future without similar specific written acceptance thereof by the Bank.

3.            Representations, Warranties and Covenants. The Borrower further represents and warrants that:

(A)          This Seventeenth Amendment has been duly executed and delivered by the Borrower, is authorized by all requisite trust action of Borrower and is the legal, valid, binding, and enforceable obligation of Borrower; and

(B)          The execution and delivery of this Seventeenth Amendment by the Borrower will not constitute a violation of any applicable law or a breach of any provision contained in the articles of incorporation or other governing documents of the Borrower, or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which the Borrower is a party or by which Borrower or any of its assets or properties are bound; and

(C)          Except as previously or agreed to be waived by the Bank in writing, or as noted in Schedule “A” attached hereto, there is outstanding no Event of Default or event which, with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this Seventeenth Amendment; and

(D)          Except as modified hereby or as noted in said Schedule “A”, all representations, warranties, and covenants of the Borrower set forth in the Loan Agreement or in any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4.            Miscellaneous.

(A)          As amended hereby, the Loan Agreement shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement as amended hereby.

(B)          Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C)          The Borrower shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by it or for which it becomes obligated in connection with or arising out of this Seventeenth Amendment.

(D)          Except as amended hereby, the Loan Agreement shall be deemed confirmed and on-going in accord with its terms.

(E)          This Seventeenth Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

(F)          Confession of Judgment. Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Agreement at any time after the Loan and/or other obligations of Borrower hereunder become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waive the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Seventeenth Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lissets Garcia
Lissets Garcia Assistant Vice President

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

THOMPSON IM FUNDS, INC.

By:	/s/ Jason L. Stephens
Jason L. Stephens Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

PROMISSORY NOTE

$160,000,000.00	Cincinnati, Ohio
November 8, 2019

THOMPSON IM FUNDS, INC., a Wisconsin corporation (the “Borrower”), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”), or its successors or assigns, on or before November 6, 2020 or such earlier date specified in the Loan Agreement as the Maturity Date (“Maturity Date”), the principal sum of One Hundred Sixty Million Dollars ($160,000,000.00), or such portion thereof as may be outstanding from time to time as a Loan under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Note is the “Amended and Restated Note” to which reference is made in the Seventeenth Amendment to Loan Agreement of even date herewith with respect to the Thompson Bond Fund (the “Fund”) between the Borrower and the Bank (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the “Loans”).

This Note shall bear interest at a rate per annum equal to the Prime Rate, which interest shall be payable to the Bank (i) monthly, in arrears, commencing on December 1, 2019 and on the 1st day of each month thereafter, (ii) whenever all or any part of the Loans are due and payable, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount so due and payable) and (iii) whenever the Borrower repays all of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or greater than, $1000.00 or, if less, the outstanding balance of this Note.

If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An “Event of Default” as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank’s regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Agreement at any time after the Loans and/or other obligations of Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Agreement and/or any and all collateral and security for the Loans and obligations.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

THOMPSON IM FUNDS, INC.

By:
Jason L. Stephens Chief Executive Officer

Schedule “A”

To Seventeenth Amendment to Loan Agreement

Nothing to disclose

AMENDED AND RESTATED

PROMISSORY NOTE

$160,000,000.00	Cincinnati, Ohio
November 8, 2019

THOMPSON IM FUNDS, INC., a Wisconsin corporation (the “Borrower”), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”), or its successors or assigns, on or before November 6, 2020 or such earlier date specified in the Loan Agreement as the Maturity Date (“Maturity Date”), the principal sum of One Hundred Sixty Million Dollars ($160,000,000.00), or such portion thereof as may be outstanding from time to time as a Loan under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Note is the “Amended and Restated Note” to which reference is made in the Seventeenth Amendment to Loan Agreement of even date herewith with respect to the Thompson Bond Fund (the “Fund”) between the Borrower and the Bank (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the “Loans”).

This Note shall bear interest at a rate per annum equal to the Prime Rate, which interest shall be payable to the Bank (i) monthly, in arrears, commencing on December 1, 2019 and on the 1st day of each month thereafter, (ii) whenever all or any part of the Loans are due and payable, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount so due and payable) and (iii) whenever the Borrower repays all of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or greater than, $1000.00 or, if less, the outstanding balance of this Note.

If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An “Event of Default” as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank’s regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Agreement at any time after the Loans and/or other obligations of Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Agreement and/or any and all collateral and security for the Loans and obligations.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

THOMPSON IM FUNDS, INC.

By:	/s/ Jason L. Stephens
Jason L. Stephens Chief Executive Officer

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